Exhibit 99.1

Annual Letter from the Chairman and Chief Executive Officer to Stockholders of Signature Group Holdings, Inc.

Dear Fellow Stockholder,

On behalf of our Board and our management team, thank you for being a stockholder of Signature Group Holdings. Many of you travelled a tense and volatile road through the announcements in the 4th quarter of our acquisition of the Aleris Global Recycling and Specification Alloys business, followed by a primary issuance of common shares, a $305 million high-yield bond offering, the sale of our NABCO subsidiary for $78 million in January, and the closing of our over-subscribed $55 million rights offering in February.  Start to finish, to the surprise of many, our team accomplished this in a 5-month period. In the process, our market cap nearly doubled. We appreciate your support of this transformative set of transactions.

There was a significant transition of our stockholders in the past year. This is best described as an increase in shares owned institutionally by micro-cap and small-cap growth and value funds. However, no matter when you joined us, we welcome you.

I want to share my thoughts about our new company, including commentary on our values, the transition of Real Alloy, our opportunities and strengths and, yes, even a few weaknesses.

First, I apologize for the length of my letter. I want to address many questions I have received. Because our mammoth acquisition closed just 6 weeks ago, investors crave updated information. I’ll try my best. Unfortunately, in the Aleris 2014 Annual Report, Real Alloy was presented as Discontinued Operations, so there is not a lot of information there. The first quarter that we will be able to fully describe Real Alloy performance as a part of Signature will be Q2.  For that reason, I’ll tell you here how it's going generally.

For those looking for a quick read, I’ll cut to the chase:  We love what we bought. The calendar 4th quarter of 2014 was one of the finest quarters of operating performance in Real Alloy’s history.  The first quarter is also looking strong. Volumes and revenues are higher than we projected. Having now observed our management team for 30 days, we are continually impressed with their discipline and operational skills.

The company we bought has a massive lead market share in independent aluminum recycling in both the US and Europe. This is a beautiful thing to observe.  While the metals markets have lately been volatile, Real Alloy has been consistent throughout and fully met our expectations. Even still, I have challenged them to improve.

OWNERSHIP

As an FYI to all, our management, members of our Board, and insiders own well over 10% of the equity of Signature Group Holdings.  We believe in what we are doing.  For the rest of our stockholders’ benefit, we focus below on:  1) How we are organized and why that matters, 2) How we invest and build value, and 3) What you should expect from us over the next 5 years.

HOW WE ARE ORGANIZED

Signature Group Holdings is a Delaware company that operates 20 facilities spread across North America (including corporate) and another 6 in Europe. Our $1.5 billion of Real Alloy revenue is roughly 2/3 generated in the US and 1/3 in Europe.

The management is talented and experienced. It is composed of two teams: the parent company deal team consisting of myself, our CFO Kyle Ross, our EVP of Operations and technical specialist John Miller (John is a polymer chemist who spent most of his career at 3M), our general counsel and two deal analysts.  We have a total of only 14 employees at the parent company.  The other 8 individuals look after accounting, finance, SOX, IR, and the legacy business of Signature. The size of this team will remain lean and will not change significantly until we are a much larger company overseeing a portfolio of operating businesses.

While I have the title of CEO, this isn’t necessarily the best description of what my job entails. While our first priority is to build and improve Real Alloy, we also seek to add additional well-managed and profitable businesses to our portfolio.

As we all know, Signature maintains roughly $930 million in federal NOLs, which we hope to fully utilize in the next 7-10 years. We intend to do this by building a portfolio of operationally countercyclical, well-managed and profitable companies. While I am accountable to the Board and to you, the stockholders, for every aspect of our performance, my day-to-day is focused on leadership, our strategy and the deployment of our capital.  This means managing risk and acting as our Chief Investment Officer.

In Real Alloy, the executive team is among the best I have worked with in my 35-year career. They performed through two business cycles without losing money—always a good sign! Terry Hogan, President, is a skilled leader. Russell Barr, who manages Europe, is also a very talented manager. Our 24 plant managers are strong. The GM’s, sales, financial, IT and operational teams are first rate.

Our Board of Directors at the parent company consists of myself and four senior executives with diversified skill sets and successful backgrounds.  They are actively engaged and work hard advising me. I like and respect them. We expect to add two additional Board members shortly who will likely have strong manufacturing backgrounds. The company has grown to require oversight from more than a Board of just five members.

This entire group values ethical and moral behavior. We know our job is to think first of our stockholders, on every topic.

HOW WE THINK ABOUT BUILDING VALUE

Our team focuses on organic growth as well as growth through acquisition. This applies both at the parent and at our operating subsidiaries. In all cases, we target opportunities with a return on invested capital (ROIC) of at least 20% per annum. We looked at 40 transactions before winning Real Alloy. Inside our operating subsidiaries, we will consider growth capital expenditure projects only if they meet the same ROIC characteristics.

Our first requirement is finding top-flight management. Solid people both at senior and junior levels create successful businesses.  Of course, all investors say they want great management. How do we define “great management”?  The answer is determined on the bottom line. Great managers are those that perform through the entire business cycle (or two) without losing money.

In the recessionary year of 2009, Real Alloy, representing roughly 1/3 of the company Aleris, had a significant positive EBITDA. Alcoa, Aleris (consolidated), Constellium and Novelis all lost significant sums of money that year. In the steel industry, Nucor, US Steel, AK Steel and Steel Dynamics did as well. Our company’s performance stood out.

We are patient investors. Our goal is to make astute long-term investment decisions. There are no quick kills. We don’t manage to daily, weekly, or quarterly stock price objectives. We care a great deal about our stock price next year and in the years after. I believe our equity security is significantly mispriced at this time. This is not important to our decision-making. The market will reward us if we consistently execute our strategy, satisfy our customers, make money and burn off our NOLs.

Finally, as we grow, we will look to issue as few common shares as possible including when using rights offerings. We are acutely aware of the importance of this. A variety of preferred and convertible financial instruments are available to us on a go-forward basis. We will treat common shares like gold.

WHY WE BOUGHT THE REAL ALLOY BUSINESS

This discussion starts with the aluminum business. It’s growing at a pace not seen since the 1970s.  This is the result of the body-in-white auto megatrend. In short, cars must meet legislated mileage standards both in the US and Europe. Automakers can’t meet the standards unless the cars get lighter. Aluminum must replace steel. It’s an irreversible trend (composites don’t matter much), and I looked for a proxy of the greater aluminum market to allow us to participate broadly in this trend. Real Alloy is that diversified proxy.  They have two distinct customer bases. The first is auto manufacturers and their Tier 1 and Tier 2 suppliers.  We sell molten aluminum and ingot aluminum to them directly. We service the majority of the major auto suppliers in the US and Germany.

The second set of customers is most of the major aluminum rolling mills. We are integral to these companies in North America and Europe.  The products we sell them are the same, but the majority of this business is toll processing. Through the rolling mill customers, our products indirectly supply more auto, as well as aerospace, food and beverage cans, and the construction markets. Thus, we are perhaps the only stock play that is diversified across the entire aluminum sector.

Real Alloy’s 24 plants are typically located very close to its customers so we can deliver molten aluminum directly into their furnaces.  Our customer retention has historically been over 95%. Our market shares are large. We believe that if we were to add up our 10 next largest independent competitors on both continents, we would be a larger company than the rest put together. We embrace the symbiotic relationship and proximity we enjoy with our customers.

Finally, roughly half of our volume is toll processing, where we own no inventory and take no commodity risk. Toll processing keeps us closely aligned with the customer and helps us optimize our capacity utilization. With the other half of our business mix (called the buy/sell business), we earn higher margins, try to spin our inventory in 30 days, and hedge a good portion of our long position in the futures market.

Why does all of this matter?  Because, in November and December, when oil prices and other commodities tumbled, I observed some potential investors and others lump the Real Alloy business with other companies that were significantly impacted by this volatility.  I submit that’s not the way to think about the Real Alloy business.

In sum, we bought the true proxy for the aluminum market, the least volatile supplier in the space, and a well-managed, profitable lead competitor at a 6.25x EBITDA multiple.

WEAKNESSES

The weaknesses are two. We begin post-acquisition with more leverage than preferable in the longer term (4.5x EBITDA). Secondly, there is more depreciation in this business than I would normally pursue, given our tax advantages. However, the strengths of this company, the deal and its transformative nature far exceed the weaknesses. And, we expect to partially de-lever this asset in the first 18 months of ownership.

QUESTIONS COMMONLY ASKED BY INVESTORS

1)	What is the closest “COMP” to SGRH?

Answer: There isn’t a good public comp in the US, but there is one in Europe. AMAG Austria Metall is an integrated aluminum products manufacturer in Ranshofen, Austria. An aluminum mill and an aluminum recycler, they have a minority interest in the low-cost smelter in North America, located in Quebec, Canada.  (The lead shareholder is Rio Tinto.) It is not a perfect comparable, but AMAG is our closest recycling competitor in the German automotive market. AMAG’s LTM EBITDA was $152 million. Their 2015E EBIT forecast is $85 million. Capital expenditures are approximately $73 million due to a large mill expansion. AMAG completed an IPO successfully last year. Their CEO is Helmut Weiser, a very strong manager and leader; he is a former senior Alcoa executive. The company’s 2015 TEV/EBITDA is 7.8x. I have a healthy respect for this competitor and what they have accomplished.

2)	How do LME price levels and changes to the “Midwest Premium” affect Real Alloy?

Answer:  There is little impact of changes in LME and premium prices to our North American or European business. Real Alloy prices its products off published market prices (such as Platts and Metal Bulletin) and generally not off LME. Scrap is purchased locally on both continents, and pricing is based on demand/supply drivers.  Thus, neither the LME nor the premiums plays a significant role in our buy/sell pricing mechanism. As previously mentioned, half of our business is toll processing for a fee, with an energy price pass-through in many customer contracts. The other half relies on scrap spreads and turning inventory quickly.

When we look at the company on a historical basis and project forward, a rising metal price environment typically results is a marginally higher profit. A declining metal price environment typically results in slightly lower profit. On a base EBITDA of $84+ million for Real Alloy, LME price fluctuations are unlikely to have a substantial impact on our financial results. Most Wall Street analysts project LME prices at year-end to be higher than today, implying a slightly positive movement for us.

For those looking for industry or economic indicators of our business, you might focus on aluminum scrap spreads for the short run, and auto builds and aluminum consumption in the US and Europe for the long-term trends. Analysts project aluminum production for autos to grow at 17% or more per year across a wide spectrum of models during the next 5 years. The aluminum content inside cars is obviously increasing. Thus, a decrease in auto builds by that same percentage might be something of a rough break—even, in volume, for Real Alloy’s auto business.

3)	What is the effect of the strengthening dollar on the Real Alloy business?

Answer: Our European business purchases in local currency, or Euro, and sells on the same basis. Therefore, we must translate effects of net profit in Europe to our US GAAP financial statements. This is not a significant cash item.

The past nine months saw the largest nine-month move in the dollar in the past 30 years. Many, but certainly not all, analysts now predict parity in $/Euro. The effect on our profitability in either direction of a $0.10 move in $/Euro is less than one million dollars. We are not expecting to hedge this risk in the marketplace.

Perhaps of more importance, when the dollar strengthens, imports become a threat to American-made and -sold products. The steel industry is certainly suffering at this time from a flood of imports, approaching 45% of US steel consumption. Our market is far less affected though not insulated. While molten aluminum can’t be imported, ingot is coming from foreign ports into the US, putting some downward pressure on our US ingot pricing in the buy/sell business. Roughly 55% of our US volumes come from toll processing with the remainder being buy/sell, so this is not a large problem.

4)	How does Natural Gas price volatility affect Real Alloy?

Answer: In our tolling business, natural gas is often a pass-through to the customer. In our buy/sell business, changes in natural gas prices seep quickly into the Platts and Metal Bulletin Surveys; market pricing of the aluminum generally stays in sync. We strive to hedge a portion of remaining exposures in the futures markets.

5)	It is difficult to model Real Alloy based on currently available public information. What is the expected free cash flow of Real Alloy in 2015?

Answer: We are budgeting a 2015 figure of roughly $33 million after debt service but before corporate allocation and state and foreign taxes. Substantial working capital inherited as well as budgeted improvements, and our comprehensive Six Sigma-led transition effort will be important positive contributors.

6) What are your first three objectives for improving Real Alloy?

Answer:  This acquisition is a carve-out and, in my experience, carve-out transactions require a company-wide effort. We must wean Real Alloy from its former parent effectively and promptly. The exercise is not just to transfer functions from the ex-parent to us. We look at the transition as an opportunity to improve each function as we transfer it. There are 25 major transition projects involved in our initial Six Sigma program and more than an additional 25 minor projects. The transition services agreement (TSA) with Aleris runs two years, and we are projected to pay them approximately $8 million during the first year to help us through the transition. This represents Aleris employees, the work they are doing and use of their systems, as we build Real Alloy’s own processes. Of course, our goal is to beat that budget and transition more quickly.

John Miller, our recently hired EVP of Operations, is managing the transition project. He will also perform this role for future acquisitions. John is a master black belt Six Sigma specialist with advanced technical skills developed during his 28-year career at 3M.

I’ve given our team and all employees a performance objective of improving the Real Alloy cost of goods sold (COGS) by 1% in 2015, as the Six Sigma and lean projects unfold. If they meet the challenge, this will make a meaningful improvement in the economics of our business.

The managers of our company are eligible for an incentive cash bonus at year-end. This bonus is tied 80% to achieving corporate EBITDA objectives, and 20% to “individual soft objectives.” Personally, I’m not big on soft objectives, so the only soft objective for this year is reducing COGS by 1%.

7)	When will the parent company up-list to the NASDAQ?

Answer: We have completed our application and are optimistic the up-list will happen later this month or in May 2015. We should have this answer soon.

8)	Does Signature (given the leverage of the first transaction) have an appetite/ability to make another acquisition this year?

Answer: Yes, parent acquisitions are financed independently, without cross guarantees. We have an effective shelf registration statement on file.  We are already seeing interesting opportunities and expect the next acquisition to be significantly easier than the first. We are now a large and profitable company. Our respect and support on Wall Street has expanded, and our ability to fund accretive acquisitions flexibly with preferred, rather than common, equity securities is the key to building value. I like our position.

9)	What is the liquidity at the parent company?

Answer: We have today roughly $19 million of cash at the parent company and expect to collect over $3 million from the NABCO sale escrow.  If the existing warrant holders participate in the current rights offering by the end of April or exercise those warrants generally, we will have an additional inflow of cash at the parent. The parent cash expenses are projected to be roughly $9 million in 2015, of which $3 million is for the benefit of subsidiaries and allocated to them. So the net cash cost of the parent at this time is forecast to be roughly $6 million this year. We focus a great deal on balance sheet and liquidity both at the parent and subsidiaries.

WHAT DOES IT MEAN TO BE GREEN?

Real Alloy is the “greenest” company I have seen. There are few like it. Investing in profitable green technology has benefits to stockholders, and to our children and grandchildren. Please don’t get me wrong. We have no political axe to grind. Failures like “Solyndra” and many other money-losing projects whose existence was made possible by taxpayer contributions are dirty investments. Real Alloy, and aluminum recycling in general, is a green investment that should be embraced.

For those interested in the science, please read on:

The acquisition of Real Alloy brought us a world-class company in the secondary aluminum-processing industry. We also acquired a company benefitting the environment. The environmental advantages of recycled aluminum when compared to primary aluminum are tremendous. This is due to the large difference in energy consumption when producing a pound of recycled aluminum versus a pound of primary aluminum.

Example: making one pound of primary aluminum takes about 7 kWh of electricity, or about 24,000 BTUs of electricity. Electricity is a valuable form of energy. When fossil fuels are burned to make the electricity, there is a loss of efficiency. Natural gas-fired power plants are efficient when compared to coal- or oil-fired power plants, but the average efficiency for gas-fired US power plants is 43%.

In other words, in order to make a pound of primary aluminum, it takes 24,000 BTUs of electricity, in turn requiring about 55,000 BTUs of natural gas at the power plant. A pound of recycled aluminum, on the other hand, requires only about 5% of the natural gas energy equivalent required in the primary material.

In energy savings alone, Real Alloy will save over 100 trillion BTUs of natural gas equivalents annually, enough to heat over 1 million northern US homes through an average winter.  Of course, this energy savings also comes with a large reduction in greenhouse-gas emissions vs. primary aluminum. Real Alloy’s business prevents the emission of over 10 billion pounds of CO2 versus primary aluminum.

In addition to the enormous energy savings, recycled aluminum generates far less waste than the production of primary aluminum. In fact, the aluminum-recycling industry commonly uses the waste products from primary aluminum production as a feedstock from which additional aluminum can be extracted.  The recycled aluminum industry prevents billions of pounds of material from entering landfills. As the leader in the metals industry, we take great pride in this accomplishment.

Aluminum is, in the simplest of terms, a means of storing energy.  The electricity used to produce all of the primary aluminum stays stored in that aluminum. When an aluminum can is sent to the landfill, that energy is lost to the landfill and lost to all of us. It is about the same as if we had put a couple ounces of gasoline into the can and then poured that gasoline into the landfill. Real Alloy’s business prevents that waste from occurring. When we see the large piles of aluminum scrap at the Real Alloy facilities, we don’t see trash. We see energy!

Recycled aluminum can be used in virtually all of the applications where primary aluminum can be used (including aerospace, by the way) and can be recycled numerous times without a loss of properties. It is the ideal material for use, and re-use, in applications throughout modern life. We at Signature Group Holdings are proud to be part of this sustainability story and look forward to continuing to leave a better environmental legacy for the next generation.

Stay tuned for more information around the sustainability and energy efficiency of the Real Alloy businesses.

We will conduct an investor call soon to answer any additional questions from our investors.

Sincerely,

/s/ Craig T. Bouchard

Chairman, Chief Executive Officer and Stockholder

Legal Notices

Signature Group Holdings, Inc. (the “Company”) has filed a registration statement (including a prospectus and two prospectus supplements) with the Securities and Exchange Commission (“SEC”) for the rights offering to which this communication relates.  Before you invest, you should read the prospectus supplements and the base prospectus (collectively, the “prospectus”) included in the Company’s registration statement and other documents we have filed with the SEC for more complete information about us and this offering.  The prospectus and the registration statement may be accessed through the SEC’s website at www.sec.gov.  Alternatively, we will arrange to send you the prospectus if you request it from: Georgeson Inc., 480 Washington Blvd., 26th Floor, Jersey City, NJ 07310, (866) 300-8594.

This prospectus is not an offer to sell and we are not soliciting an offer to buy in any state or other jurisdiction in which the offer or sale is not permitted.  THE COMMISSIONER OF BUSINESS OVERSIGHT OF THE STATE OF CALIFORNIA DOES NOT RECOMMEND OR ENDORSE THE PURCHASE OF THESE SECURITIES.

Use of Non-GAAP Measures

This stockholder letter includes references to the non-GAAP financial measures of earnings before interest, taxes, depreciation and amortization (“EBITDA”), and to free cash flow.  Management believes that the non-GAAP measure of EBITDA enhances the understanding of the financial performance of Real Alloy’s operations by investors and lenders.  As a complement to financial measures recognized under GAAP, management believes that EBITDA assists investors who follow the practice of some investment analysts who adjust GAAP financial measures to exclude items that may obscure underlying performance and distort comparability.  Management believes that free cash flow is an important liquidity metric because it measures, during a given period, the amount of cash generated that is available to repay debt obligations, make investments and for certain other activities.  Because EBITDA and free cash flow are not measures recognized under GAAP, they are not intended to be presented herein as a substitute for earnings (loss) from continuing operations, net earnings (loss), net income attributable to Aleris or Real Alloy, or segment income, as an indicator of operating performance.  EBITDA is primarily a performance measurement used by our senior management and Board of Directors to evaluate certain operating results.  Analysis of free cash flow also facilitates management's comparisons of our operating results to competitors' operating results.  Reconciliation to the GAAP equivalent of the non-GAAP measure of base EBITDA for Real Alloy is provided in Note 4 on page S-35 of the Prospectus Supplement No. 1 dated January 29, 2015 for the rights offering to which this communication relates as filed with the SEC.  The non-GAAP measure of free cash flow is used in this letter on a forward-looking basis, and its reconciliation to GAAP is not able to be quantified without unreasonable efforts.  However, we define free cash flow as net cash provided by operating activities, including changes in working capital, less capital expenditures and debt service.

Cautionary Statement Regarding Forward-Looking Statements

This stockholder letter contains forward-looking statements, which are based on our current expectations, estimates and projections about the Company’s and its subsidiaries’ businesses and prospects, as well as management’s beliefs and certain assumptions made by management.  Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “should,” “will” and variations of these words are intended to identify forward-looking statements.  Such statements speak only as of the date hereof and are subject to change.  The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.  These statements include, but are not limited to, statements about the Company’s and its subsidiaries’ expansion and business strategies; anticipated growth opportunities; the amount of capital-raising necessary to achieve those strategies; utilization of federal net operating loss tax carryforwards; additions to the Company’s Board of Directors; listing on a national securities exchange; as well as future performance, growth, operating results, financial condition and prospects.  Such statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict.  Accordingly, actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.  Important factors that may cause such a difference include, but are not limited to the Company’s ability to successfully identify, consummate and integrate acquisitions and/or other businesses; changes in business or other market conditions; the difficulty of keeping expense growth at modest levels while increasing revenues; the Company’s ability to successfully defend against current and new litigation and indemnification matters, as well as demands by investment banks for defense, indemnity, and contribution claims; the Company’s ability to access and realize value from its federal net operating loss tax carryforwards; the Company’s ability to identify and recruit management and directors; the Company’s ability to satisfy and maintain the listing requirements of the NASDAQ; and other risks detailed from time to time in the Company’s SEC filings, including but not limited to the most recently filed Annual Report on Form 10-K and subsequent reports filed on Forms 10-Q and 8-K.